UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

STELLA BLU, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	333-190215	80-0524316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Greyson Place, Teaneck, New Jersey		07666
(Address of principal executive offices)		(Zip Code)

866-416-3547

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2013, – Stella Blu, Inc. (the “Company”) announced the results of its initial public offering.

A total of 300,000 shares of common stock, have been sold in our initial public offering at a price $0.10 per share. The total price of the shares was $30,000. We have now terminated the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STELLA BLU INC.

Date: December 9, 2013	By:	/s/ Yoel Eliyahu
Yoel Eliyahu
President, Chief Executive Officer, Treasurer, Secretary and Director